Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

a21, Inc.
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-86946, 333-96661 and 333-140693) of a21, Inc. of our report dated April 13, 2006, which appears in this Form 10-KSB. ..

/s/ BDO Seidman, LLP
West Palm Beach, Florida

April 2, 2007